SAFECO Corporation and Subsidiaries

--------------------------------------------------------------------------------
COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES              Exhibit 12
--------------------------------------------------------------------------------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES EXCLUDING DISTRIBUTIONS ON CAPITAL SECURITIES

Year Ended December 31                                   2001         2000        1999       1998        1997
---------------------------------------------------    ---------     -------     -------    -------     -------
(In Millions Except For Ratios)
EARNINGS (LOSS)
Income (Loss) Before Income Taxes and
    Distributions on Capital Securities                $(1,413.3)    $ 139.4     $ 309.6    $ 440.1     $ 551.1
Total Fixed Charges                                         90.2        94.6        83.7      101.1        53.0
Less Interest Capitalized                                   (8.3)       (6.1)         --       (0.5)       (2.0)
                                                       ---------     -------     -------    -------     -------
Total Earnings (Loss)                                  $(1,331.4)    $ 227.9     $ 393.3    $ 540.7     $ 602.1
                                                       ---------     -------     -------    -------     -------
FIXED CHARGES
Interest                                               $    65.7     $  73.2     $  70.6    $  92.5     $  45.5
Interest Capitalized                                         8.3         6.1          --        0.5         2.0
Interest Portion of Rental Expense                          15.0        14.3        12.0        6.7         4.8
Amortization of Deferred Debt Expense                        1.2         1.0         1.1        1.4         0.7
                                                       ---------     -------     -------    -------     -------
Total Fixed Charges                                    $    90.2     $  94.6     $  83.7    $ 101.1     $  53.0
                                                       ---------     -------     -------    -------     -------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES EXCLUDING
    DISTRIBUTIONS ON CAPITAL SECURITIES                    (14.8)        2.4         4.7        5.4        11.4
Dollar Amount of Deficiency in Earnings (Loss) to
    Fixed Charges                                      $ 1,421.6         N/A         N/A        N/A         N/A
                                                       =========     =======     =======    =======     =======

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES INCLUDING DISTRIBUTIONS ON CAPITAL SECURITIES

YEAR ENDED DECEMBER 31                                    2001         2000         1999        1998         1997
---------------------------------------------------    ---------     --------     --------    --------     --------
(In Millions Except For Ratios)
EARNINGS (LOSS)
Income (Loss) Before Income Taxes                      $(1,482.3)    $   70.4     $  240.6    $  371.0     $  528.3
Total Fixed Charges                                        159.2        163.6        152.7       170.2         75.8
Less Interest Capitalized                                   (8.3)        (6.1)          --        (0.5)        (2.0)
                                                       ---------     --------     --------    --------     --------
Total Earnings (Loss)                                  $(1,331.4)    $  227.9     $  393.3    $  540.7     $  602.1
                                                       ---------     --------     --------    --------     --------
FIXED CHARGES
Interest                                               $    65.7     $   73.2     $   70.6    $   92.5     $   45.5
Distributions on Capital Securities                         69.0         69.0         69.0        69.1         22.8
Interest Capitalized                                         8.3          6.1           --         0.5          2.0
Interest Portion of Rental Expense                          15.0         14.3         12.0         6.7          4.8
Amortization of Deferred Debt Expense                        1.2          1.0          1.1         1.4          0.7
                                                       ---------     --------     --------    --------     --------
Total Fixed Charges                                    $   159.2     $  163.6     $  152.7    $  170.2     $   75.8
                                                       ---------     --------     --------    --------     --------

RATIO OF EARNINGS (LOSS) TO FIXED CHARGES INCLUDING
    DISTRIBUTIONS ON CAPITAL SECURITIES                     (8.4)         1.4          2.6         3.2          7.9
Dollar Amount of Deficiency in Earnings (Loss) to
    Fixed Charges                                      $ 1,490.6          N/A          N/A         N/A          N/A
                                                       =========     ========     ========    ========     ========

                                                                             E-5